Exhibit No. 99

CONTACT: REGIS CORPORATION:
Mark Fosland – Vice President, Finance
952-806-1707
Alex Forliti – Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS FIRST QUARTER 2009 RESULTS

MINNEAPOLIS, October 23, 2008 — Regis Corporation (NYSE:RGS), the global leader in the $170 billion hair care industry, today reported financial results for its fiscal first quarter ended September 30, 2008.  First quarter reported earnings of $0.34 per diluted share included approximately $0.05 related to two non-operational items.  The first item related to $2.7 million of pre-tax expenses incurred as a result of our Trade Secret transformation initiative.  The second item related to $1.2 million of pre-tax lease termination expenses for 21 salons as part of our previously announced store closing plan.  Absent these two items, first quarter operational earnings were, as expected, $0.39 per diluted share.

On October 6, 2008, the Company reported consolidated total same-store sales declined 1.6 percent and also announced operational earnings would likely be near or slightly below the original guidance range of $0.41 to $0.47 per diluted share.  In addition, the Company reported revenues for the first quarter ended September 30, 2008 of $680 million, compared to $668 million a year ago.  Deconsolidation of the beauty schools and the European franchise salon operations reduced revenues in the quarter by approximately $20 million.  Absent the impact of the school and European deconsolidation, consolidated revenues for the quarter would have increased 5.0 percent.

“In this difficult economic environment, we were able to show the stability of our service business as same-store service sales were positive 0.4 percent,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “However, the bottom line is consumer behavior has changed, consumers are cutting back and trading down, and as a result we are seeing a slow-down in spending and visitation patterns.”

Mr. Finkelstein continued, “In this type of environment, our behavior must change as well.  We are in the process of reviewing our expense structure as well as capital and acquisition budgets, and we are taking the necessary steps to enhance profitability, further strengthen our balance sheet and improve our financial debt covenant ratios.  Specifically, we plan to reduce our capital and acquisition budgets for fiscal 2009 by approximately $35 million to $40 million.  In addition, we plan to reduce current inventory levels by at least $20 million.  We will also act quickly and decisively to reduce fiscal 2009 operating expenses by up to $15 million to $20 million, depending on future sales performance.  Rest assured, we are focused on enhancing the financial position of Regis Corporation during these difficult times.”

As of September 30, 2008, Regis Corporation owned, franchised or held ownership interests in 13,607 worldwide locations, a net increase of 56 units during the quarter.

Second Quarter Fiscal 2009 Outlook

The following outlook pertains to the second quarter ending December 31, 2008:

•                  Consolidated revenues are forecasted to grow three to five percent to a range of $700 million to $715 million, compared to $682 million a year ago. (Revenue growth of approximately six to eight percent before deconsolidation of the European franchise salon operations.)

•                  Consolidated same-store sales are forecasted to be in a range of negative 1.0 to positive 1.0 percent.

•                  The effective income tax rate is forecasted to be in the low 38 percent range.

•                  The Company’s non-GAAP earnings per diluted share, which excludes lease termination costs and costs associated with its Trade Secret transformation, is forecasted to be in a range of $0.42 to $0.48.

•                  Lease termination costs are expected to be spread across the remainder of fiscal 2009, the timing of which is dependent on lease termination negotiations with third parties.

•                  The Company forecasts the cost of the Trade Secret transformation to be in a range of $0.01 to $0.02 per diluted share in the second quarter.

Fiscal Year 2009 Updated Outlook

The following outlook pertains to the fiscal year ending June 30, 2009:

•                  Excluding revenue from future possible acquisitions, consolidated revenues are forecasted to grow three percent to approximately $2.82 billion.   (Revenue growth of approximately four percent before deconsolidation of beauty schools and the European franchise salon operations.)

•                  Consolidated same-store sales are forecasted to be in a range of negative 1.0 to positive 1.0 percent.

•                  The effective income tax rate is forecasted to be approximately 38 percent.

•                  Total debt as of June 30, 2009 is expected to be slightly below $700 million.

•                  Excluding accretion from future possible acquisitions, the Company’s non-GAAP diluted earnings per share, which excludes lease termination costs and costs associated with its Trade Secret transformation, is forecasted to be in a range of $1.77 to $2.03.

Regis Corporation will host a conference call discussing first quarter results today, October 23, 2008 at 3 p.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 800-218-4007. A replay of the call will be available later that day. The replay phone number is 800-405-2236, access code 11120067#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of September 30, 2008, the Company owned, franchised or held ownership interests in over 13,600 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Trade Secret, PureBeauty, BeautyFirst and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and

Saint Algue.  Regis also maintains ownership interests in Empire Education Group and various other salon concepts such as Cool Cuts 4 Kids and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia. Regis also maintains a 49 percent ownership interest in Intelligent Nutrients, a business that provides a wide variety of certified organic products for health and beauty.  For additional information about the company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:

http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; the ability of the Company to successfully complete the transformation of Trade Secret through expansion of product assortments; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of September 30, 2008 and June 30, 2008
(In thousands, except per share data)

	September 30, 2008	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$125,266	$127,627
Receivables, net	37,837	37,824
Inventories	241,742	212,468
Deferred income taxes	15,349	15,954
Other current assets	47,419	51,278
Total current assets	467,613	445,151

Property and equipment, net	482,498	481,851
Goodwill	888,700	870,993
Other intangibles, net	142,122	144,291
Investment in affiliates and loans	245,323	247,102
Other assets	46,805	46,483

Total assets	$2,273,061	$2,235,871

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$272,442	$230,224
Accounts payable	89,682	69,693
Accrued expenses	189,824	207,605
Total current liabilities	551,948	507,522

Long-term debt and capital lease obligations	534,754	534,523
Other noncurrent liabilities	212,488	217,640
Total liabilities	1,299,190	1,259,685

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 43,198,763 and 43,070,927 common shares at September 30, 2008 and June 30, 2008, respectively	2,160	2,153
Additional paid-in capital	148,142	143,265
Accumulated other comprehensive income	82,010	101,973
Retained earnings	741,559	728,795

Total shareholders’ equity	973,871	976,186

Total liabilities and shareholders’ equity	$2,273,061	$2,235,871

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

 (In thousands, except per share data)

	Three Months Ended September 30,
	2008	2007
Revenues:
Service	$478,117	$459,718
Product	191,353	186,782
Royalties and fees	10,799	21,025
	680,269	667,525

Operating expenses:
Cost of service	274,910	263,060
Cost of product	99,942	94,077
Site operating expenses	53,821	53,685
General and administrative	83,293	86,352
Rent	104,875	97,763
Lease termination costs	1,173	—
Depreciation and amortization	30,960	31,582
Total operating expenses	648,974	626,519

Operating income	31,295	41,006

Other income (expense):
Interest	(10,278)	(10,578)
Other, net	1,760	2,155

Income before income taxes and equity in income of affiliated companies	22,777	32,583

Income taxes	(8,783)	(11,650)
Equity in income (loss) of affiliated companies	492	(334)

Net income	$14,486	$20,599

Net income per share:
Basic	$0.34	$0.47
Diluted	$0.34	$0.46

Weighted average common and common equivalent shares outstanding:
Basic	42,787	43,906
Diluted	43,107	44,579

Cash dividends declared per common share	$0.04	$0.04

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REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA
(In thousands)

	Three Months Ended September 30,
	2008	2007

Net cash provided by operating activities	$27,803	$24,574
Net cash used in investing activities	(60,923)	(79,608)
Net cash provided by financing activities	35,072	10,198
Effect of exchange rate changes on cash and cash equivalents	(4,313)	5,280
Decrease in cash and cash equivalents	(2,361)	(39,556)
Cash and cash equivalents:
Beginning of year	127,627	184,785
End of year	$125,266	$145,229

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REGIS CORPORATION (NYSE: RGS)

Salon / School / Hair Restoration Center Counts and Revenues

SYSTEM-WIDE LOCATIONS:	September 30, 2008	June 30, 2008

Company-owned salons	8,672	8,582
Franchise salons	2,095	2,163
Company-owned hair restoration centers	61	57
Franchise hair restoration centers	33	35
Ownership interest locations	2,746	2,714
Total, system-wide	13,607	13,551

SALON LOCATION SUMMARY:

NORTH AMERICAN SALONS:	September 30, 2008	June 30, 2008
REGIS SALONS
Open at beginning of period	1,078	1,099
Salons constructed	3	14
Acquired	23	4
Less relocations	(2)	(11)
Salon openings	24	7
Conversions	—	1
Salons closed	(3)	(29)
Total, Regis Salons	1,099	1,078

MASTERCUTS
Open at beginning of period	615	629
Salons constructed	9	7
Acquired	—	—
Less relocations	(6)	(6)
Salon openings	3	1
Conversions	—	—
Salons closed	(3)	(15)
Total, MasterCuts Salons	615	615

TRADE SECRET
Company-owned salons:
Open at beginning of period	674	613
Salons constructed	6	16
Acquired	—	65
Franchise buybacks	—	5
Less relocations	(2)	(11)
Salon openings	4	75
Conversions	—	5
Salons closed	(8)	(19)
Total company-owned salons	670	674

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	September 30, 2008	June 30, 2008

Franchise salons:
Open at beginning of period	106	19
Salons constructed	1	2
Acquired	—	93
Less relocations	—	(1)
Salon openings	1	94
Franchise buybacks	—	(5)
Salons closed	(1)	(2)
Total franchise salons	106	106

Total, Trade Secret Salons	776	780

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,212	2,000
Salons constructed	17	207
Acquired	—	—
Franchise buybacks	23	12
Less relocations	—	(3)
Salon openings	40	216
Conversions	—	—
Salons closed	—	(4)
Total company-owned salons	2,252	2,212

Franchise salons:
Open at beginning of period	146	151
Salons constructed	1	7
Acquired	—	—
Less relocations	—	—
Salon openings	1	7
Conversions	—	—
Franchise buybacks	(23)	(12)
Salons closed	—	—
Total franchise salons	124	146

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,376	2,358

STRIP CENTERS
Company-owned salons:
Open at beginning of period	3,531	3,317
Salons constructed	17	66
Acquired	3	138
Franchise buybacks	57	133
Less relocations	(4)	(14)
Salon openings	73	323
Conversions	—	(5)
Salons closed	(36)	(104)
Total company-owned salons	3,568	3,531

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	September 30, 2008	June 30, 2008
Franchise salons:
Open at beginning of period	1,911	1,998
Salons constructed	27	120
Acquired (2)	—	—
Less relocations	(2)	(11)
Salon openings	25	109
Conversions	—	—
Franchise buybacks	(57)	(133)
Salons closed	(14)	(63)
Total franchise salons	1,865	1,911

Total, Strip Center Salons	5,433	5,442

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	472	481
Salons constructed	—	15
Acquired	—	25
Franchise buybacks	—	—
Less relocations	—	(1)
Salon openings	—	39
Conversions	—	1
Affiliate joint ventures	—	(40)
Salons closed	(4)	(9)
Total company-owned salons	468	472

Franchise salons:
Open at beginning of period	—	1,574
Salons constructed	—	50
Acquired (2)	—	—
Less relocations	—	—
Salon openings	—	50
Conversions	—	3
Franchise buybacks	—	—
Affiliate joint ventures	—	(1,587)
Salons closed	—	(40)
Total franchise salons	—	—

Total, International Salons	468	472

	September 30, 2008	June 30, 2008
TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	8,582	8,139
Salons constructed	52	325
Acquired	26	232
Franchise buybacks	80	150
Less relocations	(14)	(46)
Salon openings	144	661
Conversions	—	2
Affiliate joint ventures	—	(40)
Salons closed	(54)	(180)
Total company-owned salons	8,672	8,582

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	September 30, 2008	June 30, 2008
Franchise salons:
Open at beginning of period	2,163	3,742
Salons constructed	29	179
Acquired (2)	—	93
Less relocations	(2)	(12)
Salon openings	27	260
Conversions	—	3
Franchise buybacks	(80)	(150)
Affiliate joint ventures	—	(1,587)
Salons closed	(15)	(105)
Total franchise salons	2,095	2,163

Total Salons	10,767	10,745

BEAUTY SCHOOLS
Open at beginning of period	—	56
Salons constructed	—	—
Less closures	—	—
Acquired	—	—
Less relocations	—	—
Conversions	—	(5)
Affiliate joint ventures	—	(51)
Total Beauty Schools	—	—

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	57	49
Salons constructed	3	3
Acquired	—	—
Franchise buybacks	2	6
Less relocations	(1)	(1)
Salon openings	4	8
Conversions	—	—
Sites closed	—	—
Total company-owned hair restoration centers	61	57

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	September 30, 2008	June 30, 2008
Franchise hair restoration centers:
Open at beginning of period	35	41
Salons constructed	—	2
Acquired	—	—
Less relocations	—	(2)
Salon openings	—	—
Franchise buybacks	(2)	(6)
Sites closed	—	—
Total franchise hair restoration centers	33	35

Total Hair Restoration Centers	94	92

Ownership interest locations	2,746	2,714

Grand Total, System-wide	13,607	13,551

(1) Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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REVENUES BY CONCEPT:

	Three Months Ended September 30,
(Dollars in thousands)	2008	2007
North American salons:
Regis	$122,225	$127,487
MasterCuts	43,431	43,589
Trade Secret (1)	66,837	60,305
SmartStyle	131,256	122,103
Strip Centers (1)	232,925	213,079
Other (2)	—	5,558
Total North American salons	596,674	572,121

International salons (1)(3)	48,448	63,281
Hair restoration centers (1)	35,147	32,123
Consolidated revenues	$680,269	$667,525

Percent change from prior year	1.9%	4.4%

Same-store sales (decrease) increase (4)	(1.6)%	0.9%

(1) Includes aggregate franchise royalties and fees of $10.8 and $21.0 million for the three months ended September 30, 2008 and 2007, respectively.  North American salon franchise royalties and fees represented 94.1 and 48.3 percent of total franchise revenues in the three months ended September 30, 2008 and 2007, respectively.

(2) On August 1, 2007, the Company contributed 51 of its accredited cosmetology schools to Empire Education Group, Inc.  Accordingly, revenue growth was negatively impacted as a result of the deconsolidation. For the three months ended September 30, 2007, the results of operations for the month ended July 31, 2007 for the accredited cosmetology schools are reported in the North American salons segment. The Company retained ownership of its one North America and four United Kingdom Sassoon schools. Subsequent to August 1, 2007 results of operations for the Sassoon schools are included in the respective North American and international salon segments.

(3) On January 31, 2008, the Company deconsolidated the results of operations of its European franchise salon operations. Accordingly, revenue growth was negatively impacted as a result of the deconsolidation.

(4) Salon same-store sales increases or decreases are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales increases are the sum of the same-store sales increases computed on a daily basis.  Relocated salons are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon and hair restoration businesses is shown in the following tables.

	For the Three Months Ended September 30, 2008
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$426,631	$35,399	$16,087	$—	$478,117
Product	159,883	13,049	18,421	—	191,353
Royalties and fees	10,160	—	639	—	10,799
	596,674	48,448	35,147	—	680,269
Operating expenses:
Cost of service	247,488	18,750	8,672	—	274,910
Cost of product	87,238	7,025	5,679	—	99,942
Site operating expenses	49,758	2,645	1,418	—	53,821
General and administrative	37,099	4,167	8,704	33,323	83,293
Rent	89,969	12,347	2,052	507	104,875
Lease termination costs	1,173	—	—	—	1,173
Depreciation and amortization	21,883	1,816	2,704	4,557	30,960
Total operating expenses	534,608	46,750	29,229	38,387	648,974

Operating income (loss)	62,066	1,698	5,918	(38,387)	31,295

Other income (expense):
Interest expense	—	—	—	(10,278)	(10,278)
Interest income and other, net	—	—	—	1,760	1,760
Income (loss) before income taxes and equity in income of affiliated companies	$62,066	$1,698	$5,918	$(46,905)	$22,777

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	For the Three Months Ended September 30, 2007(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$407,139	$38,429	$14,150	$—	$459,718
Product	154,833	15,293	16,656	—	186,782
Royalties and fees	10,149	9,559	1,317	—	21,025
	572,121	63,281	32,123	—	667,525
Operating expenses:
Cost of service	234,888	20,421	7,751	—	263,060
Cost of product	80,633	8,611	4,833	—	94,077
Site operating expenses	49,208	3,207	1,270	—	53,685
General and administrative	32,994	11,814	7,159	34,385	86,352
Rent	82,996	12,629	1,657	481	97,763
Depreciation and amortization	21,895	2,459	2,497	4,731	31,582
Total operating expenses	502,614	59,141	25,167	39,597	626,519

Operating income (loss)	69,507	4,140	6,956	(39,597)	41,006

Other income (expense):
Interest expense	—	—	—	(10,578)	(10,578)
Interest income and other, net	—	—	—	2,155	2,155
Income (loss) before income taxes and equity in loss of affiliated companies	$69,507	$4,140	$6,956	$(48,020)	$32,583

(1) On August 1, 2007, the Company contributed substantially all of its accredited cosmetology schools to Empire Education Group, Inc.  For the three months ended September 30, 2007 the results of operations for the month ended July 31, 2007 are reported in the North American salons segment.

REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the three month period ended September 30, 2008 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  Deconsolidation of the beauty schools and the European franchise salon operations reduced revenues in the quarter by approximately $20 million. Absent the impact of the school and European deconsolidation, consolidated revenues for the quarter would have increased 5.0 percent.

•                  First quarter diluted net income per share from ongoing operations absent the impact of two non-operational items.

•                  $2.7 million of pre-tax expenses incurred as a result of our Trade Secret transformation initiative.

•                  $1.2 million of pre-tax expenses related to lease termination costs for 21 salons as part of our previously announced store closing plan.

•                  Earnings for the three month period ended September 30, 2008 results included several non-operational items which reduced earnings per diluted share by $0.05.  Absent these items, earnings for the three month period ended September 30, 2008 were $0.39 per diluted share.

Non-GAAP Consolidated Revenues

On August 1, 2007, the Company contributed its accredited cosmetology schools to Empire Education Group, Inc., and the results of operations through July 31, 2007 were included in the consolidated statement of operations.  The Company retained ownership of its one North American and four United Kingdom Vidal Sassoon schools.

On January 31, 2008, the Company merged its continental European franchise salon operations with the Franck Provost Salon Group.  The results of operations through January 31, 2008 were included in the consolidated statement of operations.

The unaudited adjusted revenues, a non-GAAP financial measure (adjusted revenues) set forth below assumes the deconsolidation of the schools as of July 1, 2007, and excludes product sales to Empire for the periods presented.  The unaudited adjusted revenues also assume the deconsolidation of the European franchise salon operations as of July 1, 2007.  Management believes this measurement is a meaningful presentation of the revenue growth of the Company’s core salon and hair restoration businesses between the comparable periods, excluding the impact of deconsolidating the beauty school business and the European franchise salon operations.  If the Company had deconsolidated the beauty schools and the European franchise salon operations on the dates assumed in the adjusted revenues, the Company might have performed differently.  You should not rely on the adjusted revenues as an indication of the revenues that the Company would have achieved, had the deconsolidation of the schools and European franchise salon operations been completed at the dates indicated, or of the future revenues that the Company will achieve after the deconsolidation of the schools and the European franchise salon operations.

The adjusted revenues are based on available information and certain assumptions that management believes are reasonable.  The unaudited adjusted revenues should be read in conjunction with the historical financial statements of the Company.

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
	(Dollars in thousands)	(Dollars in thousands)
Consolidated revenues, as reported (U.S. GAAP)	$680,269	$667,525
Increase in consolidated revenues, as reported	1.9%

Consolidated revenues, as reported (U.S. GAAP)	$680,269	$667,525
Deconsolidation of beauty schools	—	(5,558)
Deconsolidation of European franchise salon operations	—	(14,549)
Product sales to Empire Education Group, Inc.	(419)	—
Consolidated revenues, adjusted	$679,850	$647,418
Increase in consolidated revenues, adjusted	5.0%

Non-GAAP Diluted Net Income Per Share

The table below is provided to assist the reader’s understanding of the three month period ending September 30, 2008 earnings.  The Company believes that adjusted net income per diluted share from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the Company’s results against, because unusual items during the three month period ending September 30, 2008, impacted the Company’s reported net income (see “Adjustments” in table below).  The presentation below reconciles as reported net income per diluted share (U.S. GAAP amounts) to adjusted net income per diluted share from ongoing operations.  The adjusted net income per diluted share information should not be construed as an alternative to reported results under U.S. GAAP.

Three Months Ended September 30, 2008
(Dollars)
Diluted net income per share, as reported (U.S. GAAP)	$0.336

Adjustments:
Trade Secret transformation costs (1)	$0.038
Lease termination costs (2)	0.017

Diluted net income per share from ongoing operations, adjusted	$0.391

(1) The first quarter ending September 30, 2008 included $2.7 million in pre-tax expenses associated with the Trade Secret transformation initiative.

(2) The first quarter ending September 30, 2008 included $1.2 million in pre-tax expenses associated with the lease termination costs as part of the store closing plan of up to 160 underperforming company-owned salons.

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